                       NINTH AMENDMENT TO FLEET BANK - NH
                  COMMERCIAL LOAN AGREEMENT AND LOAN DOCUMENTS


     THIS NINTH AMENDMENT TO COMMERCIAL LOAN AGREEMENT AND LOAN DOCUMENTS (the "Amendment") is made effective June ___, 1997, by and among FLEET BANK - NH, a bank organized under the laws of the State of New Hampshire with an address of Mail Stop NHNA E02A, 1155 Elm Street, Manchester, New Hampshire 03101 (the "Bank"), GREEN MOUNTAIN COFFEE ROASTERS, INC. (f/k/a Green Mountain Coffee, Inc.), a Vermont corporation with a principal place of business at 33 Coffee Lane, Waterbury, Vermont 05676 (the "Borrower"), and GREEN MOUNTAIN COFFEE ROASTERS FRANCHISING CORPORATION, a Delaware corporation (the "Subsidiary").

                              W I T N E S S E T H:

     WHEREAS, the Bank, the Borrower, and the Subsidiary are parties to a certain Fleet Bank - NH Seventh Amendment and First Restatement of Commercial Loan Agreement dated April 12, 1996, as amended by Eighth Amendment to Fleet Bank - NH Commercial Loan Agreement and Loan Documents dated February 19, 1997 (the "Loan Agreement") and certain Loan Documents of various dates (as defined in the Loan Agreement and as amended through the date hereof), including, but not limited to a certain Guaranty Agreement dated October 22, 1992, as amended to date, of the Subsidiary (the "Guaranty"), and certain Security Agreements of the Borrower dated April 12, 1996 and of the Subsidiary dated October 22, 1992, as amended to date (collectively, the "Security Agreements");

     WHEREAS, pursuant to the Loan Agreement, the Bank has extended to the Borrower certain credit facilities including a revolving line of credit loan up to the maximum principal amount of Five Million Dollars ($5,000,000.00) (the "Revolving Line of Credit Loan"); and

     WHEREAS, the Borrower has requested, and the Bank has agreed, to increase the maximum principal amount available under the Revolving Line of Credit Loan from Five Million Dollars ($5,000,000.00) to Six Million Dollars ($6,000,000.00), and, in connection therewith, to make certain amendments to the terms and conditions affecting all of the credit facilities provided under the Loan Agreement and the Loan Documents. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement and/or the Loan Documents, as the case may be.

     NOW, THEREFORE, in consideration of the Bank increasing the Revolving Line of Credit Loan as described above and amending the Loan Agreement in other respects as provided below, the Bank, the Borrower, and the Subsidiary hereby agree to amend the Loan Agreement and the Loan Documents as follows:

I. AMENDMENT OF LOAN AGREEMENT.

     A. Increase of Revolving Line of Credit and Elimination of Borrowing Base. The maximum principal amount available to the Borrower under the Revolving Line of Credit Loan as set forth in Section I. A. of the Loan Agreement shall be and hereby is increased from Five Million Dollars ($5,000,000.00) to Six Million Dollars ($6,000,000.00), subject to the terms and conditions of the Loan Agreement and Revolving Line of Credit Loan promissory note. The provisions limiting availability under the Revolving Line of Credit Loan under clause (2) of Section I. A. of the Loan Agreement shall be and hereby are deleted. The Borrower shall execute and deliver to Bank a replacement Revolving Line of Credit Loan promissory note in form and substance satisfactory to the Bank to reflect the increase of the maximum principal amount under the Revolving Line of Credit Loan.

     B. Change of Interest Rate Provisions. Section I. D. of the Loan Agreement shall be and hereby is amended by deleting the same and inserting in place thereof the following new Section I. D.:

      D.  Interest Rate.

          (i) Except as provided below, the principal balance outstanding from time to time under the Revolving Line of Credit Loan, net of amounts subject to a LIBOR based rate of interest as provided below, shall bear interest at a variable annual rate equal to the BANK's Base Rate plus the Applicable Base Rate Margin (as hereinafter defined) per annum. The "Base Rate" shall be the Base Rate of the BANK as established and changed by the BANK from time to time whether or not such rate shall be otherwise published or BORROWER receives notice thereof. The BORROWER acknowledges that the Base Rate is used for reference purposes only as an index and is not necessarily the lowest interest rate charged by the BANK on commercial loans. Each time the Base Rate changes the interest rate under the Revolving Line of Credit Loan shall change contemporaneously with such change in the Base Rate. Interest shall be calculated and charged daily on the basis of actual days elapsed over a three hundred sixty (360) day banking year.

          (ii) BORROWER may elect from time to time to have amounts outstanding under the Revolving Line of Credit Loan bear interest for one or more periods of thirty (30) days to up to three hundred sixty (360) days each (each such period to be in increments of thirty (30) days) but in no event beyond the next Review Date) at a rate (the "Revolving LIBOR-based Rate") equal to the LIBOR rate (as hereinafter defined) plus the Applicable LIBOR Margin (as hereinafter defined) per annum. BORROWER may only elect the Revolving LIBOR-based Rate with respect to an outstanding principal amount under the Revolving Line of Credit
          Loan of not less than Five Hundred Thousand Dollars ($500,000.00). BORROWER shall notify BANK in writing at least two (2) banking Days (as hereinafter defined) in advance of the date upon which the BORROWER desires an election to the Revolving LIBOR-based Rate to be effective. BORROWER's notice to BANK as aforesaid shall specify the outstanding amount under the Revolving Line of Credit Loan that BORROWER desires to bear interest at the Revolving LIBOR-based Rate, the period selected (i.e., 30, 60, 90, 120, 150, 180, 210, 240, 270,
          300, 330, or 360 days), and the date such election is to be effective (which must be a Banking Day). Any amounts outstanding under the Revolving Line of Credit Loan as to which BORROWER has elected the Revolving LIBOR-based Rate shall hereinafter be referred to as a "LIBOR Advance". All amounts outstanding under the Revolving Line of Credit Loan which are not subject to the Revolving LIBOR-based Rate shall bear interest at a variable annual rate equal to the BANK's Base Rate plus Applicable Base Rate Margin as provided above. The term "LIBOR rate" shall mean the rate as determined by the BANK on the basis of the offered rates for deposits in U.S. dollars for the period selected by the BORROWER which appear on the Telerate page 3750 or Reuter's LIBO page as of 11:00 a.m. London time on the date that is two (2) Banking Days preceding the effective date of BORROWER's election of the Revolving LIBOR-based Rate in respect of a LIBOR Advance. If such rate does not appear on the Telerate page 3750 or Reuter's LIBO page, the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time on the date that is two (2) Banking Days preceding the effective date of BORROWER's election of the Revolving LIBOR-based Rate in respect of a LIBOR Advance. The principal London office of each of the four major BANKS in the London interbank market will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of all such quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for the period selected offered by major banks in New York City at approximately 11:00 a.m., New York City time, on the date that is two
          (2) Banking Days preceding the effective date of BORROWER's election of the Revolving LIBOR-based Rate in respect of a LIBOR Advance. In the event that the BANK is unable to obtain any such quotation as provided above, it will be deemed that the LIBOR rate cannot be determined and that the BORROWER's election for the applicable LIBOR Advance shall be void. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage on the BANK with respect to LIBOR deposits of the BANK, then for any period during which such Reserve Percentage shall apply, the LIBOR rate shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage actually maintained by the BANK. For purposes hereof, "Reserve Percentage" means the rate (expressed as a decimal) at which the BANK is required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System against Eurodollar liabilities outstanding. Notwithstanding the foregoing, if as a result of any change in any foreign or United States law or regulation (or change in the interpretation thereof) it is determined by BANK that it is unlawful to maintain a LIBOR Advance, or if any central bank or governmental authority (foreign or domestic) shall assert that it is unlawful to maintain a LIBOR Advance, then such LIBOR Advance shall terminate and the BORROWER shall have no further right hereunder to elect the Revolving LIBOR-based Rate. If for any reason a LIBOR Advance is terminated or prepaid prior to the end of the applicable period for which the Revolving Libor-based Rate is to be in effect, the BORROWER shall, upon demand by BANK, pay to BANK any amounts required to compensate BANK for any losses, costs, or expenses which it may reasonably incur as a result of such termination or prepayment, including, without limitation, any losses, costs, or expenses incurred by reason of the liquidation or redeployment of deposits or other funds acquired by the BANK to fund or maintain such LIBOR Advance. For purposes hereof, a "Banking Day" means a day upon which BANKS are open for business to the general public in Manchester, New Hampshire, and upon which dealings are carried on and banks are open for business in the London interbank market.

          (iii) For purposes hereof, the terms "Applicable Base Rate Margin" and "Applicable LIBOR Margin" shall mean the margins determined by BANK on a quarterly basis as provided below. The margins shall be determined by reference to the ratio of BORROWER's Funded Debt to Cash Flow (each as described and defined in Schedule B attached hereto) as reported on BORROWER's quarterly financial covenant compliance certificate (as described on Schedule B attached hereto) delivered to the BANK and as evidenced by BORROWER's Financial Statements (as defined and described on Schedule B attached hereto) delivered to the BANK. The Applicable Base Rate Margin and Applicable LIBOR Margin are as follows:

     If ratio of Funded Debt       Then the Applicable       Then the Applicable
     to Cash Flow is:              Base Rate Margin is:      LIBOR Margin is:
       Greater or equal to 1.8:1            0.25%                    2.75%

       Greater or equal to 1.5:1
         but less than 1.8:1                   0%                    2.50%

       Greater or equal to 1.25:1
         but less than 1.5:1                   0%                    2.25%

       Greater or equal to 1.0:1
         but less than 1.25:1                  0%                    2.00%

       Less than 1.0:1                         0%                    1.80%


          Within forty-five (45) days of the end of each of its fiscal quarters, BORROWER shall (a) deliver to BANK its quarterly Financial Statements (other than with respect to the fourth fiscal quarter for which BORROWER shall deliver management prepared financial statements for purposes hereof), (b) deliver to BANK the quarterly financial covenant compliance certificate of BORROWER, and (c) certify to BANK the then ratio of BORROWER's Funded Debt to Cash Flow and the BORROWER's determination of the Applicable Base Rate Margin and Applicable LIBOR Margin therefrom on such form as the BANK may from time to time specify. BORROWER shall also provide to the BANK such other reasonable information as BANK may request of BORROWER to verify its determination of the Applicable Base Rate Margin and Applicable LIBOR Margin. As of the tenth (10th) Banking Day after the BORROWER's certification to the BANK of BORROWER's delivery of all of the above-referenced items to the BANK, the BANK shall notify BORROWER of its determination of the Applicable Base Rate Margin and Applicable LIBOR Margin. The Applicable Base Rate Margin and Applicable LIBOR Margin as so determined by the BANK shall be effective as to all outstanding advances under the Revolving Line of Credit Loan as of the tenth (10th) Banking Day after the date of the BORROWER's delivery to the BANK of the above-referenced items through the next date upon which the determination of a new Applicable Margin becomes effective in accordance with the above provisions."


     C. Amendment of Fees. The Annual Revolving Line of Credit Facility Fee set forth in Section I of Schedule B of the Loan Agreement shall be and hereby is replaced with the following:

          "Annual Revolving Line of Credit Facility Fee: $3,500.00 per annum, payable in quarterly installments of $875.00 on January 1st, April 1, July 1st, and October 1st."

     D. Amendment of Financial Covenants. The Financial Covenants of the Borrower set forth in Section IV of Schedule B of the Loan Agreement shall be and hereby are replaced with the following:

     "IV.  Description of Additional Financial and other Covenants:

          A. BORROWER and the Subsidiary on a consolidated basis shall have a ratio of Funded Debt (as hereinafter defined) to Cash Flow (as hereinafter defined) as of the end of each fiscal quarter which does not exceed 2.0:1. "Funded Debt" means all indebtedness of the BORROWER and the Subsidiary other than ordinary trade accounts payable and accrued liabilities, all as determined at the end of each fiscal quarter from BORROWER's and the Subsidiary' financial statements delivered to the BANK in accordance with the covenants of the BORROWER herein above (the "Financial Statements"). "Cash Flow" means the BORROWER's and Subsidiary's earnings for the relevant period, before reduction for interest, depreciation, and amortization expense, and after reduction or increase for non-cash items, all as determined in accordance with generally accepted accounting principles from the Financial Statements. The relevant periods for purposes of the determination of Cash Flow as of the end of each of BORROWER's fiscal quarters shall be the prior four (4) fiscal quarters (including the quarter then ending).

          B. The BORROWER and the Subsidiary on a consolidated basis shall have a minimum "Debt Service Coverage" (as hereinafter defined) of 2.4:1 as at the end of each fiscal quarter. For purposes hereof, "Debt Service Coverage" shall mean the ratio of Cash Flow for the relevant period to the aggregate amount of interest and current maturities on Funded Debt payable by BORROWER and the Subsidiary for such period, all as determined in accordance with generally accepted accounting principles from the Financial Statements. The relevant periods for purposes of the determination of Debt Service Coverage as of the end of each of BORROWER's fiscal quarters shall be the prior four (4) fiscal quarters (including the quarter then ending).

          C. BORROWER and the Subsidiary on a consolidated basis shall have a ratio of Adjusted Senior Debt (as hereinafter defined) to Tangible Capital Base (as hereinafter defined) of not greater than 1.4:1 as of end of each fiscal quarter. "Adjusted Senior Debt" means Senior Debt (as hereinafter defined) less Excess Cash (as hereinafter defined), all as determined as of the end of the fiscal quarter from the Financial Statements. "Senior Debt" means all indebtedness with the exception of indebtedness of the BORROWER or the Subsidiary that is subordinated to the BANK on terms of subordination acceptable to the BANK ("Permitted Subordinated Debt"), all as determined from the Financial Statements. "Excess Cash" means the sum of BORROWER's and the Subsidiary's cash balances in investment and depository accounts which exceed Four Hundred Thousand Dollars ($400,000.00). "Tangible Capital Base" means total shareholders' equity, plus Permitted Subordinated Debt, plus deferred tax liabilities, and less intangible assets (unamortized product development costs, goodwill, and unamortized debt issuance costs), all as determined from the Financial Statements. Deferred tax assets are considered tangible assets for purposes of this calculation.

          D. BORROWER and the Subsidiary shall have on a consolidated basis Net Profits (as hereinafter defined) as of the end of each fiscal quarter for the relevant period of at least One Millions Dollars ($1,000,000.00). "Net Profits" means net profits as determined in accordance with generally accepted accounting principles from the Financial Statements. The relevant period for purposes of the determination of Net Profits as of the end of each fiscal quarter shall be the prior four (4) fiscal quarters (including the quarter then ending).

          E. BORROWER shall not make expenditures for capital assets or capital improvements (as determined in accordance with generally accepted accounting principals) in its 1997 fiscal year in excess of Five Million Seven Hundred Thousand Dollars ($5,700,000.00) and in any
          fiscal year thereafter in excess of Five Million Dollars ($5,000,000.00).

          F. BORROWER shall report and certify to BANK its compliance with the financial covenants hereinabove within forty-five (45) days after each fiscal quarter end on such form or forms as may from time to time be specified by the BANK."

     E. Commitment Fee. For and in consideration of the Bank entering into this Amendment, the Borrower shall pay the Bank a commitment fee in the amount of $2,000.00 on the date of execution hereof.

          II. AMENDMENT OF SECURITY AGREEMENTS. The Revolving Line of Credit Loan, as increased hereby, is and shall be secured in accordance with the terms, conditions, and priorities under the Loan Agreement and Loan
     Documents for the Revolving Line of Credit Loan prior to increase hereunder. The Security Agreements of each of the Borrower and the Subsidiary included among the Loan Documents shall be and hereby are amended by including the Revolving Line of Credit Loan, as increased hereby, as Secured Obligations under each of the Security Agreements secured by the security interests in the Collateral granted to the Bank by the Borrower and the Subsidiary thereunder.


          III. AMENDMENT OF SUBSIDIARY'S GUARANTY AGREEMENT. The Guaranty shall be and hereby is amended such that the Revolving Line of Credit Loan, as increased hereby shall be included as a Guaranteed Obligations thereunder.


          IV. REPRESENTATIONS AND WARRANTIES. Except as set forth in Schedule I hereto, and except to the extent affected by the amendments hereunder or by previous amendments, or otherwise consented to or acknowledged by the Bank in writing, each of the Borrower and the Subsidiary, jointly and severally, confirm, reassert, and restate all of the representations and warranties under the Loan Agreement and the Loan Documents as of the date hereof.


          V. AFFIRMATIVE COVENANTS. Except as set forth in Schedule II hereto and except to the extent affected by the amendments hereunder or by previous amendments, or otherwise consented to or acknowledged by the Bank in writing, each of the Borrower and the Subsidiary, jointly and severally, hereby confirm, reassert, and restate their respective affirmative covenants as set forth in the Loan Agreement and Loan Documents as of the date hereof.


          VI. AFFIRMATION OF NEGATIVE COVENANTS. Except as set forth on Schedule III hereto and except to the extent affected by the amendments hereunder or by previous amendments, or otherwise consented to or acknowledged by the Bank in writing, each of the Borrower and the Subsidiary, jointly and severally, hereby confirm, reassert, and restate their respective negative covenants as set forth in the Loan Agreement and the Loan Documents as of the date hereof.


          VII. FURTHER REPRESENTATION AND WARRANTY. Each of the Borrower and the Subsidiary represent and warrant to the Bank that no consent, authorization or approval is required of any third party, including, but not limited to, the Vermont Economic Development Authority and the United States Small Business Administration, for any of the Borrower or the Subsidiary to enter into this Agreement and to consummate the transactions contemplated hereunder.

          VIII. NO FURTHER EFFECT. Except as specifically amended hereby, the terms and conditions of the Loan Agreement and the Loan Documents as set forth therein and as amended through the date hereof shall remain in full force and effect.

     IN WITNESS WHEREOF, the Bank, the Borrower and the Subsidiary have executed this agreement effective as of the date and year firs above written.

                                       FLEET BANK-NH


/s/ Catherine Consentino               By: /s/ Andre P. Pelletier
------------------------                   ------------------------------
Witness                                    Andre P. Pelletier,
                                           Vice President



                                       GREEN MOUNTAIN COFFEE ROASTERS, INC.


/s/ Kimberly S. Cameron                By: /s/ Robert D. Britt
------------------------                   -----------------------------
Witness                                    Robert D. Britt,
                                           Chief Financial Officer



                                       GREEN MOUNTAIN COFFEE ROASTERS
                                       FRANCHISING CORPORATION


/s/ Kimberly S. Cameron                By: /s/ Robert D. Britt
-----------------------                ---------------------------------
                                       Robert D. Britt,
                                       Chief Financial Officer


STATE OF New Hampshire
         --------------

COUNTY OF Hillsborough
         --------------

          On this, the 16 day of June, 1997, before me, the undersigned officer, personally appeared Andre P. Pelletier, who acknowledged himself to be a Vice President of Fleet Bank - NH, a bank and that he, as such Vice President, being authorized so to do, executed the foregoing instrument for the purposes therein contained on behalf of said bank.

                                       Before me,


                                       /s/ Catherine A. Consentino
                                       ----------------------------
                                       Justice of the Peace



STATE OF   Vermont
         -------------------
COUNTY OF  Washington
          ------------------


        On this, the 9th day of June, 1997, before me, the undersigned officer, personally appeared Robert D. Britt, who acknowledged himself to be the Chief Financial Officer of Green Mountain Coffee Roasters, Inc., a corporation and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained on behalf of said corporation.

                                       Before me,

                                       /s/ Betty Omansky
                                       ----------------------------------
                                       Notary Public


STATE OF   Vermont
         --------------------

COUNTY OF  Washington
          -------------------

         On this, the 9th day of June, 1997, before me, the undersigned officer, personally appeared Robert D. Britt, who acknowledged himself to be the Chief Financial Officer of Green Mountain Coffee Roasters Franchising Corporation, a corporation and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained on behalf of said corporation.

                                       Before me,

                                       /s/ Betty Omansky
                                       ---------------------------
                                       Notary Public


                       NINTH AMENDMENT TO FLEET BANK - NH
                  COMMERCIAL LOAN AGREEMENT AND LOAN DOCUMENTS

                                   Schedule I


                                      None



                       NINTH AMENDMENT TO FLEET BANK - NH
                  COMMERCIAL LOAN AGREEMENT AND LOAN DOCUMENTS


                                   Schedule II


                                      None


                       NINTH AMENDMENT TO FLEET BANK - NH
                  COMMERCIAL LOAN AGREEMENT AND LOAN DOCUMENTS


                                  Schedule III


                                      None